Exhibit 99.1

Terns Pharmaceuticals Reports First Quarter 2025 Financial Results and Provides Corporate Updates

Initiated dose expansion in Phase 1 CARDINAL trial of TERN-701 in 2L+ CML

Additional safety and efficacy data including 6-month MMR expected in 4Q25

Phase 2 FALCON trial of TERN-601 for obesity is enrolling well with top-line 12-week weight loss data expected in 4Q25

FOSTER CITY, Calif., May 8, 2025 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today reported financial results for the first quarter ended March 31, 2025, and provided corporate updates.

“Terns had a strong start to 2025, marked by continued excellent execution on our two lead clinical programs. The dose escalation portion of the TERN-701 Phase 1 study for CML was completed in less than a year, and we are thrilled to report that we have initiated enrollment in the dose expansion portion of the study,” stated Amy Burroughs, chief executive officer of Terns. “The rapid enrollment in our Phase 2 FALCON trial of TERN-601 in obesity highlights strong interest from patients and clinical investigators in the differentiated profile of this oral small molecule GLP1-RA. We remain on track to deliver meaningful data from both these studies in the second half of this year and have a cash runway that extends into 2028.”

“TERN-701 showed highly encouraging safety with no dose limiting toxicities in dose escalation up to the maximum dose of 500 mg, linear pharmacokinetics with once daily dosing, and compelling molecular responses in patients with high CML disease burden who had responded poorly to multiple prior therapies including asciminib,” said Emil Kuriakose MD, chief medical officer of Terns. “The favorable safety profile and dose-related increase in molecular responses with TERN-701 allowed us to select doses at the top end of the dose range to take forward to dose expansion.”

Recent Clinical Pipeline Developments and Anticipated Milestones

TERN-701: Oral, small-molecule next-generation allosteric BCR-ABL inhibitor for chronic myeloid leukemia (CML)

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In April 2025, Terns enrolled the first patient in the dose expansion portion of the Phase 1 CARDINAL study of TERN-701 for CML. Patients will be randomized to one of two dose cohorts (320 mg or 500 mg QD) with up to 40 patients per arm. Doses were selected based on the totality of safety, efficacy, and PK/PD data from dose escalation
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Terns plans to report additional safety and efficacy data from the dose escalation and expansion portions of the study in 4Q 2025, when the study has sufficient patient enrollment and duration of follow-up to meaningfully assess 6-month major molecular response rates (regulatory approval endpoint) and inform the path to a pivotal trial
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In December 2024, Terns announced interim data from the TERN-701 dose escalation portion of the study, showing:
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Starting at the lowest dose, compelling molecular responses in heavily pre-treated CML patients with high baseline BCR-ABL transcript levels
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Encouraging safety profile with no dose limiting toxicities, adverse event-related treatment discontinuations or dose reductions at any dose

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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Key objectives of the FALCON Phase 2 trial are to demonstrate competitive weight loss at 12-weeks, a class-leading safety/tolerability profile, and the simplest dose titration amongst GLP1-RA therapies
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The FALCON Phase 2 trial is ongoing with top-line 12-week data expected in 4Q 2025
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U.S.-based, multicenter, randomized, double-blind, placebo-controlled trial to evaluate the efficacy and safety of TERN-601
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Once-daily dosing with or without food in adults with obesity or who are overweight, without diabetes (BMI ranges from ≥30 to <50 kg/m2 or ≥27 to <30 kg/m2 with at least one weight-related comorbidity)
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Patients randomized to one of four active cohorts (n=30 per cohort): 250 mg, 500 mg, 500 mg slow titration, 750 mg or placebo
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Primary endpoint is percent change from baseline in body weight compared to placebo over 12 weeks
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Secondary endpoints include safety, tolerability and proportion of patients achieving 5% weight loss or greater
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Doses and titration schema for the Phase 2 were selected based on positive results from the Phase 1 study, announced in September 2024, which demonstrated weight loss over 28-days up to 5.5% and favorable safety and tolerability despite rapid dose titration every three days

Pipeline and Partnering Programs

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TERN-800 Series: Oral, small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) antagonist
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Terns is prioritizing its discovery efforts on nominating a GIPR antagonist development candidate based on in-house discoveries and growing scientific rationale supporting the potential of GLP-1 agonist/GIPR antagonist combinations for obesity

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TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist
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Based on non-clinical studies, THR-β is a complementary mechanism to GLP-1, potentially providing broader metabolic and liver benefits in addition to increased weight loss

Corporate Updates

Members of Terns’ senior leadership team will participate in the following upcoming investor conferences:

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Jefferies Global Healthcare Conference in New York City, New York being held June 3rd – June 5th, 2025
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Goldman Sachs 46th Annual Global Healthcare Conference in Miami, Florida being held June 9th – June 11th, 2025

Webcasts of these events can be accessed at the Terns website under the “Events & Presentations” tab on the “Investors” section of the Company’s website on the day of the event: http://ir.ternspharma.com

First Quarter 2025 Financial Results

Cash Position: As of March 31, 2025, cash, cash equivalents and marketable securities were $334.3 million, as compared with $358.2 million as of December 31, 2024. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2028.

Research and Development (R&D) Expenses: R&D expenses were $18.7 million for the quarter ended March 31, 2025, as compared with $18.6 million for the quarter ended March 31, 2024.

General and Administrative (G&A) Expenses: G&A expenses were $8.7 million for the quarter ended March 31, 2025, as compared with $6.9 million for the quarter ended March 31, 2024.

Net Loss: Net loss was $23.9 million for the quarter ended March 31, 2025, as compared with $22.4 million for the quarter ended March 31, 2024.

Financial Tables

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$18,720	$18,587
General and administrative	8,707	6,859
Total operating expenses	27,427	25,446
Loss from operations	(27,427)	(25,446)
Interest income	3,643	3,182
Other expense, net	(36)	(12)
Loss before income taxes	(23,820)	(22,276)
Income tax expense	(88)	(97)
Net loss	$(23,908)	$(22,373)

Net loss per share, basic and diluted	$(0.26)	$(0.30)
Weighted average common stock outstanding, basic and diluted	91,473,948	74,399,378

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	March 31, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$334,264	$358,164
Total assets	339,315	363,929
Total liabilities	13,272	18,059
Total stockholders’ equity	326,043	345,870

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline contains multiple clinical stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-β agonist, and a preclinical GIPR modulator discovery effort, prioritizing a GIPR antagonist nomination candidate. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws, including those related to expectations, timing and potential results of the clinical trials and other development activities of the Company and its partners, including with respect to CARDINAL and FALCON trials, as well as enabling and human studies of the TERN –800 Series and TERN-501; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the potential commercialization of the Company’s product candidates; the Company’s plans and expectations around the addition of key personnel; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Kaytee Bock Zafereo

investors@ternspharma.com

Media

Jenna Urban

CG Life

media@ternspharma.com